Exhibit 99.1

Genpact Reports Full Year and Fourth Quarter 2019 Results

2019 Revenues of $3.52 billion, Up 17% (18% on a constant currency basis)1

2019 Global Client BPO Revenues of $2.64 Billion, Up 13% (14% on a constant currency basis)1

2019 Diluted EPS of $1.56, Up 8%; 2019 Adjusted Diluted EPS2 of $2.05, Up 14%

NEW YORK, February 6, 2020 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the fourth quarter and full year ended December 31, 2019.

“Outstanding execution and continued Transformation Services wins capped off one of our best revenue growth years ever. This translated into healthy adjusted diluted EPS and operating cash flow growth for 2019.  These metrics were all above the high end of our expectations,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “Clients’ desire for transformational change is accelerating, expanding our addressable market and providing greater opportunities for us to drive profitable long-term growth. We continue to improve the rigor and agility of our portfolio evaluation process, allowing us to quickly reallocate investment and talent resources to best penetrate high growth areas.”

Key Financial Results – Full Year 2019

•	Total revenue was $3.52 billion, up 17% year-over-year (18% on a constant currency basis).[1]
•	Net income attributable to Genpact Limited shareholders was $305 million, up 8% year-over-year, with a corresponding margin of 8.7%.
•

Income from operations was $429 million, up 23% year-over-year, with a corresponding margin of 12.2%.   Adjusted income from operations was $559 million, up 18% year-over-year, with a corresponding margin of 15.9%.[3]

•	Diluted earnings per share was $1.56, up 8% year-over-year, and adjusted diluted earnings per share[2] was $2.05, up 14% year-over-year.
•	New bookings were approximately $3.9 billion, consistent with 2018.[4]
•	Cash generated from operations was $428 million, compared to $340 million in 2018.

Key Financial Results – Fourth Quarter 2019

•	Total revenue was $941 million, up 13% year-over-year both on an as reported and constant currency basis.[1]
•	Net income attributable to Genpact Limited shareholders was $82 million, up 4% year-over-year, with a corresponding margin of 8.7%.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income attributable to Genpact Limited shareholders to adjusted income from operations and GAAP income from operations margin and GAAP net income attributable to Genpact Limited shareholders margin to adjusted income from operations margin are attached to this release.

[4]

New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts.  Regular renewals of contracts with no change in scope are not counted as new bookings.

•

Income from operations was $120 million, up 8% year-over-year, with a corresponding margin of 12.7%.  Adjusted income from operations was $159 million, up 12% year-over-year, with a corresponding margin of 16.9%.[3]

•	Diluted earnings per share was $0.42, up 2% year-over-year, and adjusted diluted earnings per share[2] was $0.57, up 10% year-over-year.

Revenue Details – Full Year 2019

Total Company

•	Total BPO revenue was $2.97 billion, up 19% year-over-year, representing 84% of total revenue.
•	Total IT revenue was $546 million, up 10% year-over-year, representing 16% of total revenue.

Global Clients

•	Revenue from Global Clients was $3.04 billion,[5] up 11% year-over-year (12% on a constant currency basis),[1] representing 86% of total revenue.
•	Global Client BPO revenue was $2.64 billion, up 13% year-over-year (14% on a constant currency basis).[1]
•	Global Client IT revenue was $400 million, up 3% year-over-year.

GE

•	Revenue from GE was $478 million[5], up 78% year-over-year, representing 14% of total revenue.
•	GE BPO revenue was $332 million, up 110% year-over-year.
•	GE IT revenue was $146 million, up 32% year-over-year.

Revenue Details – Fourth Quarter 2019

Total Company

•	Total BPO revenue was $801 million, up 14% year-over-year, representing 85% of total revenue.
•	Total IT revenue was $140 million, up 3% year-over-year, representing 15% of total revenue.

Global Clients

•	Revenue from Global Clients was $811 million[5], up 7% year-over-year (8% on a constant currency basis),[1] representing 86% of total revenue.
•	Global Client BPO revenue was $711 million, up 9% year-over-year (10% on a constant currency basis).[1]
•	Global Client IT revenue was $100 million, down 4% year-over-year.

GE

•	Revenue from GE was $129 million[5], up 61% year-over-year, representing 14% of total revenue.
•	GE BPO revenue was $90 million, up 81% year-over-year.
•	GE IT revenue was $40 million, up 29% year-over-year.

[5]

During the year ended December 31, 2019, GE divested certain businesses that Genpact continues to serve. We have reclassified the revenue from such GE-divested businesses as Global Client revenue. If we had not reclassified such revenue, Global Client revenues for the full year 2019 and quarter ended December 31, 2019 would have been $3.03 billion and $808 million, respectively, and GE revenues would have been $489 million and $133 million, respectively.

2020 Outlook

Genpact expects:

•	Total revenue for the full year of $3.89 to $3.95 billion, up 10.5% to 12.5% both on an as reported and constant currency basis.[1]
•	Global Client revenue growth in the range of 12% to 14% both on an as reported and constant currency basis.[1]
•	Adjusted income from operations margin[6] of approximately 16.0%.
•	Adjusted diluted EPS[7] of $2.24 to $2.28.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on February 6, 2020 to discuss the company’s performance for the fourth quarter and full year ended December 31, 2019. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 7297984.

A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[6]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income attributable to Genpact Limited shareholders margin to adjusted income from operations margin is attached to this release.

[7]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the uncertainty relating to the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of December 31,
	2018	2019
Assets
Current assets
Cash and cash equivalents	$368,396	$467,096
Accounts receivable, net	774,184	914,255
Prepaid expenses and other current assets	212,477	170,325
Total current assets	$1,355,057	$1,551,676
Property, plant and equipment, net	212,715	254,035
Operating lease right-of-use assets	—	330,854
Deferred tax assets	74,566	89,715
Investment in equity affiliates	836	—
Intangible assets, net	177,087	230,861
Goodwill	1,393,832	1,574,466
Contract cost assets	160,193	205,498
Other assets	155,159	217,079
Total assets	$3,529,445	$4,454,184
Liabilities and equity
Current liabilities
Short-term borrowings	295,000	70,000
Current portion of long-term debt	33,483	33,509
Accounts payable	42,584	21,981
Income taxes payable	33,895	43,186
Accrued expenses and other current liabilities	571,350	683,871
Operating leases liability	—	57,664
Total current liabilities	$976,312	$910,211
Long-term debt, less current portion	975,645	1,339,796
Operating leases liability	—	302,100
Deferred tax liabilities	8,080	3,990
Other liabilities	165,226	208,916
Total liabilities	$2,125,263	$2,765,013
Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 189,346,101 and 190,118,181 issued and outstanding as of December 31, 2018 and December 31, 2019, respectively	1,888	1,896
Additional paid-in capital	1,471,301	1,570,575
Retained earnings	438,453	648,656
Accumulated other comprehensive income (loss)	(507,460)	(531,956)
Total equity	$1,404,182	$1,689,171
Total liabilities and equity	$3,529,445	$4,454,184

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended December 31,
	2017[8]	2018	2019
Net revenues	$734,413	$835,339	$940,739
Cost of revenue	454,803	533,134	630,648
Gross profit	$279,610	$302,205	$310,091
Operating expenses:
Selling, general and administrative expenses	188,817	178,580	212,650
Amortization of acquired intangible assets	10,632	9,716	9,047
Other operating (income) expense, net	6,856	3,068	(31,124)
Income from operations	$73,305	$110,841	$119,518
Foreign exchange gains (losses), net	(49)	186	4,083
Interest income (expense), net	(7,668)	(9,473)	(9,971)
Other income (expense), net	15,971	5,078	719
Income before equity-method investment activity, net and income tax expense	$81,559	$106,632	$114,349
Equity-method investment activity, net	24	10	—
Income before income tax expense	$81,583	$106,642	$114,349
Income tax expense	15,445	27,495	32,151
Net income	$66,138	$79,147	$82,198
Net loss attributable to redeemable non-controlling interest	944	—	—
Net income attributable to Genpact Limited shareholders	$67,082	$79,147	$82,198
Net income available to Genpact Limited common shareholders	$67,082	$79,147	$82,198
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.35	$0.42	$0.43
Diluted	$0.34	$0.41	$0.42
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	192,795,534	189,724,744	190,083,647
Diluted	196,862,168	193,149,836	196,592,325

[8]

Cost of revenue, selling, general and administrative expenses, other income (expense) and income from operations for the three months ended December 31, 2017 have been restated due to the adoption of ASU No. 2017-07 with effect from January 1, 2018.  The impact of such restatement is not material.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended December 31,
	2017[9]	2018	2019
Net revenues	$2,736,929	$3,000,790	$3,520,543
Cost of revenue	1,681,438	1,921,768	2,294,688
Gross profit	$1,055,491	$1,079,022	$1,225,855
Operating expenses:
Selling, general and administrative expenses	689,461	693,865	794,901
Amortization of acquired intangible assets	36,412	38,850	32,612
Other operating (income) expense, net	(1,661)	(1,845)	(31,034)
Income from operations	$331,279	$348,152	$429,376
Foreign exchange gains (losses), net	1,996	15,239	7,729
Interest income (expense), net	(31,735)	(37,119)	(43,458)
Other income (expense), net	23,586	35,761	5,786
Income before equity-method investment activity, net and income tax expense	$325,126	$362,033	$399,433
Equity-method investment activity, net	(4,543)	(12)	(16)
Income before income tax expense	$320,583	$362,021	$399,417
Income tax expense	59,742	80,763	94,536
Net income	$260,841	$281,258	$304,881
Net loss attributable to redeemable non-controlling interest	2,270	761	—
Net income attributable to Genpact Limited shareholders	$263,111	$282,019	$304,881
Net income available to Genpact Limited common shareholders	$263,111	$282,019	$304,881
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$1.36	$1.48	$1.60
Diluted	$1.34	$1.45	$1.56
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	193,864,755	190,674,740	190,074,475
Diluted	197,049,552	193,980,038	195,160,855

[9]

Cost of revenue, selling, general and administrative expenses, other income (expense) and income from operations for the year ended December 31, 2017 have been restated due to the adoption of ASU No. 2017-07 with effect from January 1, 2018. The impact of such restatement is not material.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2017	2018	2019
Operating activities
Net income attributable to Genpact Limited shareholders	$263,111	$282,019	$304,881
Net (loss) attributable to redeemable non-controlling interest	(2,270)	(761)	—
Net income	$260,841	$281,258	$304,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,503	64,868	96,101
Amortization of debt issuance costs (including loss on extinguishment of debt)	1,884	3,975	1,779
Amortization of acquired intangible assets	36,412	38,850	32,612
Write-down of intangible assets and property, plant and equipment	9,311	4,265	3,511
Reserve for doubtful receivables	9,819	1,857	7,443
Unrealized loss (gain) on revaluation of foreign currency asset/liability	(11,830)	3,352	(5,171)
Equity-method investment activity, net	4,543	12	16
Stock-based compensation expense	35,685	48,998	83,885
Deferred tax expense (benefit)	(10,391)	6,054	(16,315)
Loss (gain) on divestiture	5,668	—	—
Gain on exchange of non-monetary asset	(4,100)	—	(31,380)
Others, net	(685)	1,317	(2,229)
Change in operating assets and liabilities:
Increase in accounts receivable	(57,267)	(76,894)	(121,983)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(28,381)	(76,392)	(69,813)
Increase (decrease) in accounts payable	(2,155)	26,401	(21,375)
Increase in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	46,581	5,993	157,580
Increase (decrease) in income taxes payable	4,640	5,597	8,346
Net cash provided by operating activities	$359,078	$339,511	$427,888

Investing activities
Purchase of property, plant and equipment	(57,231)	(84,978)	(74,927)
Payment for internally generated intangible assets (including intangibles under development)	(16,441)	(75,439)	(33,834)
Proceeds from sale of property, plant and equipment	1,738	668	1,750
Investment in equity affiliates	(496)	—	—
Proceeds from sale of equity affiliates	—	—	2,168
Payment for business acquisitions, net of cash acquired	(284,822)	(111,571)	(252,276)
Proceeds from divestiture of business, net of cash divested	(4,738)	—	—
Payment for purchase of redeemable non-controlling interest	—	(4,730)	—
Net cash used for investing activities	$(361,990)	$(276,050)	$(357,119)
Financing activities
Repayment of capital/finance lease obligations	(2,708)	(2,395)	(7,380)
Payment of debt issuance costs	(2,630)	(4,293)	(2,317)
Proceeds from long-term debt	350,000	129,186	400,000
Repayment of long-term debt	(40,000)	(166,186)	(34,000)
Proceeds from short-term borrowings	295,000	250,000	400,000
Repayment of short-term borrowings	(285,000)	(125,000)	(625,000)
Proceeds from issuance of common shares under stock-based compensation plans	15,528	14,034	19,670
Payment for net settlement of stock-based awards	(10,296)	(15,919)	(3,850)
Payment of earn-out/deferred consideration	(6,219)	(3,356)	(12,790)
Dividend paid	(46,686)	(57,102)	(64,671)
Payment for stock repurchased and retired	(219,784)	(154,058)	(30,000)
Payment for expenses related to stock repurchase	(16)	(98)	(15)
Net cash provided by/(used for) financing activities	$47,189	$(135,187)	$39,647
Effect of exchange rate changes	37,568	(64,346)	(11,716)
Net increase (decrease) in cash and cash equivalents	44,277	(71,726)	110,416
Cash and cash equivalents at the beginning of the period	422,623	504,468	368,396
Cash and cash equivalents at the end of the period	$504,468	$368,396	$467,096
Supplementary information
Cash paid during the period for interest (including interest rate swaps)	$27,915	$41,484	$45,084
Cash paid during the period for income taxes (net of refunds)	$66,238	$81,411	$104,217
Property, plant and equipment acquired under capital/finance lease obligations	$2,318	$2,031	$5,008
Non-cash transaction: Gain on exchange of non-monetary asset	$(4,100)	$—	$(31,380)

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income attributable to Genpact Limited shareholders, and other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests from GAAP income from operations because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income attributable to Genpact Limited shareholders and net income attributable to Genpact Limited shareholders margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the year and three months ended December 31, 2018 and 2019:

Reconciliation of Net income attributable to Genpact Limited shareholders/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2018	2019	2018	2019
Net income attributable to Genpact Limited shareholders	$282,019	$304,881	$79,147	$82,198
Less: Foreign exchange (gains) losses, net	(15,239)	(7,729)	(186)	(4,083)
Add: Interest (income) expense, net	37,119	43,458	9,473	9,971
Add: Income tax expense	80,763	94,536	27,495	32,151
Add: Stock-based compensation	48,998	83,885	16,840	22,579
Add: Amortization of acquired intangible assets	37,292	31,458	9,333	8,768
Add: Acquisition-related expenses	2,362	8,352	—	7,385
Adjusted income from operations	$473,314	$558,841	$142,102	$158,969
Net income attributable to Genpact Limited shareholders margin	9.4%	8.7%	9.5%	8.7%
Adjusted income from operations margin	15.8%	15.9%	17.0%	16.9%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2018	2019	2018	2019
Income from operations	$348,152	$429,376	$110,841	$119,518
Add: Stock-based compensation	48,998	83,885	16,840	22,579
Add: Amortization of acquired intangible assets	37,292	31,458	9,333	8,768
Add: Acquisition-related expenses	2,362	8,352	—	7,385
Add: Other income (expense), net	35,761	5,786	5,078	719
Less: Equity-method investment activity, net	(12)	(16)	10	—
Add: Net loss attributable to redeemable non-controlling interest	761	—	—	—
Adjusted income from operations	$473,314	$558,841	$142,102	$158,969
Income from operations margin	11.6%	12.2%	13.3%	12.7%
Adjusted income from operations margin	15.8%	15.9%	17.0%	16.9%

Reconciliation of Diluted EPS to Adjusted Diluted EPS10

(Per share data)

	Year ended December 31,		Three months ended December 31,
	2018	2019	2018	2019
Diluted EPS	$1.45	$1.56	$0.41	$0.42
Add: Stock-based compensation	0.25	0.43	0.09	0.11
Add: Amortization of acquired intangible assets	0.19	0.16	0.05	0.04
Add: Acquisition-related expenses	0.01	0.04	—	0.04
Less: Tax impact on stock-based compensation	(0.06)	(0.10)	(0.02)	(0.02)
Less: Tax impact on amortization of acquired intangible assets	(0.05)	(0.04)	(0.01)	(0.01)
Less: Tax impact on acquisition-related expenses	—	(0.01)	—	(0.01)
Adjusted diluted EPS	$1.80	$2.05	$0.52	$0.57

[10]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2020:

Reconciliation of Outlook for Net income attributable to Genpact Limited shareholders Margin to Adjusted Income from Operations Margin11

Year ending December 31, 2020
Net income attributable to Genpact Limited shareholders margin	8.8%
Add: Foreign exchange (gains) losses, net	—
Add: Interest (income) expense, net	1.1%
Add: Income tax expense	2.8%
Add: Estimated stock-based compensation	2.1%
Add: Estimated amortization of acquired intangible assets	1.1%
Add: Estimated acquisition-related expenses	0.1%
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin11

Year ending December 31, 2020
Income from operations margin	12.7%
Add: Estimated stock-based compensation	2.1%
Add: Estimated amortization of acquired intangible assets	1.1%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	—
Less: Estimated equity-method investment activity, net	—
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS11

(Per share data)

	Year ending December 31, 2020
	Lower	Upper
Diluted EPS	$1.73	$1.77
Add: Estimated stock-based compensation	0.43	0.43
Add: Estimated amortization of acquired intangible assets	0.22	0.22
Add: Estimated acquisition-related expenses	0.02	0.02
Less: Estimated tax impact on stock-based compensation	(0.10)	(0.10)
Less: Estimated tax impact on amortization of acquired intangibles	(0.06)	(0.06)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$2.24	$2.28

[11]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.